EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement 333-126587 of our report dated March 11, 2009, relating to the consolidated financial statements as of December 31, 2008 and for the years ended December 31, 2008 and 2007 of Rockville Financial, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Rockville Financial Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Hartford, Connecticut
March 10, 2010